UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2005

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

Regulation FD Disclosure

On September 9, 2005, in a public interview of Cord Blood America’s CEO, Matthew Schissler, company strategy that had not been previously disclosed in its entirety, was inadvertently disclosed during the interview. The interview question along with the entire response follows.

Interviewer:  Mr. Schissler, what do you see in your Company’s future meaning, what are some of the things you guys would like to accomplish over the next few years.

Matthew Schissler, CEO:  We had set out at the beginning of the year, we made a course of action, if you will, as to where we need to be as a company. What we decided were two things, actually, three things. One, we decided we needed to diversify our revenue streams in the stem cell industry. We’re not sure which way science is gonna lean on stem cells, what’s the best form of stem cells, and it’s still probably years away before we really decide that as an industry. What we do know is that adult stem cells exist in the umbilical cord, they exist in the peripheral blood stream and they exist in the adipose tissue. So, we set up business units in order to collect adult stem cells from any area that they’re collectible and usable within the human body. So, that was the first accomplishable goal and where I see that going in the future is having three separately operating business units that store umbilical cord blood stem cells. Secondly, we decided that where we need to be is we need to have affordable pricing to open up a much larger demographic of people that would have the ability to store their stem cells and we’ve just executed on that. And third, last but not least, where we also see ourselves as being is basically, when you say “stem cells”, you think Cord Blood America simply because, not only are we going to initiate all the private banking for the different forms of stem cells, but also have public donation sites where, if you adamantly believe that you do not want to store it for yourself, but you want to donate your stem cells for use by other individuals that have that need, we’re gonna create public donation areas within the country and places to store the public donations so that other families that are in need, at the time, may have access to stem cells they may most desperately need. So, three things, just in summary, execute on the different business plan of diversifying stem cell revenue streams, make it affordable and then also have an option of public donation to which we can then offer to other families that are in need.

ITEM 8.01

Other Events

On September 9, 2005, in a public interview of Cord Blood America’s CEO, Matthew Schissler, a statement was made which may have inadvertently been misleading. The statement was, “We have a history as an organization of continued sales growth. You can look through our K’s and our Q’s on the SEC website and see that quarter over quarter and year over year, we continue to grow at a rapid pace.”  While the Company has experienced sales growth when comparing one quarter in 2005 to the same quarter in 2004 as well as when comparing one quarter in 2004 to the same quarter in 2003, the Company did not report sales growth in the second quarter of 2005 over the first quarter in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
By:	/s/ Sandra D. Smith
Sandra D. Smith
Chief Financial Officer

Date:  September 23, 2005